UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 16, 2018
AMERICAN HOMES 4 RENT
AMERICAN HOMES 4 RENT, L.P.
(Exact Name of Registrant as Specified in its Charter)

Maryland (American Homes 4 Rent)	001-36013	46-1229660
Delaware (American Homes 4 Rent, L.P)	333-221878-02	80-0860173
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)
(805) 413-5300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 16, 2018, the Company received a letter from the staff of the U.S. Securities and Exchange Commission (“SEC”) stating that it is conducting an investigation captioned “Trading in Silver Bay Realty Trust Corp.” The letter enclosed a subpoena that requests the production by the Company of certain documents and communications, including those related to the Company’s communications and agreements with Silver Bay Realty Trust Corp. (“Silver Bay”), communications with Silver Bay’s financial advisor, and Company purchases, sales and holdings of Silver Bay stock. The Company intends to cooperate fully with the SEC in connection with this matter. We believe this and other current legal matters applicable to us, including those described in the reports we have filed with the SEC, will not have a materially adverse effect on our financial position or results of operations upon resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2018
AMERICAN HOMES 4 RENT

	By:	/s/ Stephanie Heim
Stephanie Heim
Executive Vice President - Counsel

AMERICAN HOMES 4 RENT, L.P.
	By:	American Homes 4 Rent, its general partner

	By:	/s/ Stephanie Heim
Stephanie Heim
Executive Vice President - Counsel